UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2023, Aravive, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of the Company’s authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), from 100,000,000 to 250,000,000. The Certificate of Amendment was approved by the Company’s stockholders at the Company’s 2023 Special Meeting of Stockholders held on January 13, 2023.

To the extent applicable, the contents of Item 5.07 below are incorporated into this Item 5.03 by this reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 13, 2023, the Company held its 2023 Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders voted on two (2) proposals (the “Proposals”) and cast their votes as described below.  These Proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting, which was initially filed with the Securities and Exchange Commission (“SEC”) on November 30, 2022, as supplemented by the filing with the SEC of definitive additional materials on January 3, 2023 (the “Definitive Proxy Statement”).

At the Special Meeting, the Company’s stockholders were asked to vote on the following two (2) Proposals:

Proposal 1: Approval of an amendment (in the event it is deemed advisable by the Company’s Board of Directors (the “Board”)) to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), to increase the number of the Company’s authorized shares of Common Stock from 100,000,000 to 250,000,000. This proposal is referred to as the “Authorized Shares Amendment” or “Proposal 1.”

The stockholders approved Proposal 1 to amend the Amended and Restated Certificate of Incorporation based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,609,356	1,699,580	6,777	0

After the Authorized Shares Amendment was approved by the requisite vote of the Company’s stockholders at the Special Meeting, the Board approved and declared advisable the Authorized Shares Amendment to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000 and authorized the Company’s executive officers to effect the Authorized Shares Amendment by filing a Certificate of Amendment (the “Certificate of Amendment”) of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. As a result, on January 17, 2023, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware setting forth the Authorized Shares Amendment. The description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K.

Proposal 2:  Approval one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. This proposal is referred to as the “Adjournment Proposal” or “Proposal 2.” The Adjournment Proposal was presented at the Special Meeting but not needed as Proposal 1 received a sufficient number of votes for approval.

The stockholders approved Proposal 2 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,654,577	1,343,653	317,483	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment, dated January 17, 2023, of the Amended and Restated Certificate of Incorporation of Aravive, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2023	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer

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